April 29, 2024

Bertolet Capital Trust

745 Fifth Avenue, Suite 500

New York, NY 10151

Re: Bertolet Capital Trust, File Nos. 333-102850 and 811-21291

Gentlemen:

A legal opinion that we prepared was filed with Post-Effective Amendment No. 5 to the Bertolet Capital Trust Registration Statement (the “Legal Opinion”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 31 under the Securities Act of 1933 (Amendment No. 3 under the Investment Company Act of 1940) (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP